Exhibit 99.1

Universal Logistics Holdings, Inc. Announces Participation in Upcoming Conference and Planned Investor Communication Dates

Warren, MI – February 7, 2018 — Universal Logistics Holdings, Inc. (NASDAQ: ULH), a leading asset-light provider of customized transportation and logistics solutions, announced today that Jeff Rogers, Universal’s Chief Executive Officer, Jude Beres, Chief Financial Officer, Michael Bautch, Chief Customer Officer, and Steven Fitzpatrick, Vice President of Finance and Investor Relations, will participate in the Stifel 2018 Transportation & Logistics Conference held at the Fontainebleau Miami Beach Hotel in Miami Beach, Florida.

Universal’s presentation begins at 4:20 PM ET on Tuesday, February 13, 2018.  Management will present on Universal’s unique capabilities, reflect on current market and operating trends, discuss recent corporate developments, and outline plans and expectations for future growth.

The conference will be broadcast live via webcast at http://www.universallogistics.com.  Click on “Investor Relations” and then click the webcast link.  A webcast replay will be available for 30 days following each event.

Universal also announced the planned release of its fourth quarter 2017 financial results after the market closes on Thursday, February 22, 2018.  Analysts and investors are invited to participate in the quarterly earnings conference call.

Quarterly Earnings Conference Call Dial-in Details:

Time:	10:00 AM ET
Date:	Friday, February 23, 2018
Call Toll Free:	(866) 622-0924
International Dial-in:	+1 (660) 422-4956
Conference ID:	8888938

A replay of the conference call will be available beginning two hours after the call through March 22, 2018, by calling (855) 859-2056 (toll free) or +1 (404) 537-3406 (toll) and using conference ID 8888938. The call will also be available on investors.universallogistics.com.

Source: Universal Logistics Holdings, Inc.

For Further Information:

Steven Fitzpatrick, Investor Relations

SFitzpatrick@UniversalLogistics.com

About Universal

Universal Logistics Holdings, Inc. is a leading asset-light provider of customized transportation and logistics solutions throughout the United States, and in Mexico, Canada and Colombia.  We provide our customers with supply chain solutions that can be scaled to meet their changing demands and volumes.  We offer our customers a broad array of services across their entire supply chain, including transportation, intermodal, and value-added services.

Forward Looking Statements

Some of the statements contained in this press release might be considered forward-looking statements. These statements identify prospective information. Forward-looking statements can be identified by words such as: “expect,” “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “future,” “likely,” “may,” “should” and similar references to future periods. Forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. These forward-looking statements are subject to a number of factors that may cause actual results to differ materially from the expectations described. Additional information about the factors that may adversely affect these forward-looking statements is contained in the Company’s reports and filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.